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                                  BOOKS AND RECORDS

                   LINCOLN NATIONAL CAPITAL APPRECIATION FUND, INC.

             RULES UNDER SECTION 31 OF THE INVESTMENT COMPANY ACT OF 1940

     Records to Be Maintained by Registered Investment Companies, Certain Majority-Owned Subsidiaries Thereof, and Other Persons Having Transactions with Registered Investment Companies.

Reg. 270.31a-1. (a) Every registered investment company, and every underwriter, broker, dealer, or investment advisor which is a majority-owned subsidiary of such a company, shall maintain and keep current the accounts, books, and other documents relating to its business which constitute the record forming the basis for financial statements required to be filed pursuant to
Section 30 of the Investment Company Act of 1940 and of the auditor's certificates relating thereto.

LN-Record        Location     Person to Contact  Retention
---------        --------     -----------------  ---------

Annual Reports   F&RM         Eric Jones         Permanently, the first two
To Shareholders                                  years in an easily accessible
                                                 place

Semi-Annual      F&RM         Eric Jones         Permanently, the first two
Reports                                          years in an easily accessible
                                                 place

Form N-SAR       F&RM         Eric Jones         Permanently, the first two
                                                 years in an easily accessible
                                                 place

(b) Every registered investment company shall maintain and keep current the following books, accounts, and other documents:

Type of Record

(1) Journals (or other records of original entry) containing an itemized daily record in detail of all purchases and sales of securities (including sales and redemptions of its own securities), all receipts and deliveries of securities (including certificate numbers if such detail is not recorded by custodian or transfer agent), all receipts and disbursements of cash and all other debits and credits. Such records shall show for each such transaction the name and quantity of securities, the unit and aggregate purchase or sale price, commission paid, the market on which effected, the trade date, the settlement date, and the name of the person through or from whom purchased or received or to whom sold or delivered.

PURCHASES AND SALES JOURNALS

Daily reports    Delaware     Fund Accounting    Permanently, the first two
of securities                                    years in an easily accessible
transactions                                     place


PORTFOLIO SECURITIES

Equity           Delaware     Fund Accounting    Permanently, the first two
Notifications                                    years in an easily accessible
                                                 place


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LN-Record        Location     Person to Contact  Retention
---------        --------     -----------------  ---------

RECEIPTS AND DELIVERIES OF SECURITIES (SHARES)

Not Applicable.

PORTFOLIO SECURITIES

Debit and        Delaware     Fund Accounting    Permanently, the first two
Credit Advices                                   years in an easily accessible
                                                 from Bankers and Trust place


RECEIPTS AND DISBURSEMENTS OF CASH AND OTHER DEBITS AND CREDITS

Investment       Delaware     Fund Accounting    Permanently, the first two
Journal                                          years in an easily accessible
                                                 place


Daily Journals   Delaware     Fund Accounting    Permanently, the first two
                                                 years in an easily accessible
                                                 place


(2) General and auxiliary ledgers (or other record) reflecting all asset, liability, reserve, capital, income and expense accounts, including:

     (i)  Separate ledger accounts (or other records) reflecting the following:

     (a)   Securities in transfer;
     (b)   Securities in physical possession;
     (c)   Securities borrowed and securities loaned;
     (d) Monies borrowed and monies loaned (together with a record of the collateral therefore and substitutions in such collateral);
     (e)   Dividends and interest received;
     (f)   Dividends receivable and interest accrued.

Instructions. (a) and (b) shall be stated in terms of securities quantities only; (c) and (d) shall be stated in dollar amounts and securities quantities as appropriate; (e) and (f) shall be stated in dollar amounts only.

GENERAL LEDGER

General Ledger   Delaware     Fund Accounting    Permanently, the first two
                                                 years in an easily accessible
                                                 place
SECURITIES IN TRANSFER

File consisting  State        Mutual Funds       Permanently, the first two
of bank advices, Street       Division           years in an easily accessible
confirmations,   Bank and                        place
and Notification Trust
of Securities    Company
Transaction

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LN-Record        Location     Person to Contact  Retention
---------        --------     -----------------  ---------

SECURITIES IN PHYSICAL POSSESSION

Securities       State        Mutual Funds       Permanently, the first two
Ledger           Street       Division           years in an easily accessible
                 Bank and                        place
                 Trust
                 Company


Portfolio        State        Mutual Funds       Permanently, the first two
Listings         Street       Division           years in an easily accessible
                 Bank and                        place
                 Trust
                 Company

SECURITIES BORROWED AND LOANED

Their files      State        Mutual Funds       Permanently, the first two
                 Street       Division           years in an easily accessible
                 Bank and                        place
                 Trust
                 Company

MONIES BORROWED AND LOANED

Not Applicable.

DIVIDENDS AND INTEREST RECEIVED

Interest File    Delaware     Fund Accounting    Permanently, the first two
Accrual                                          years in an easily accessible
Activity                                         place
Journal

Dividend Master  Delaware     Fund Accounting    Permanently, the first two
File Display                                     years in an easily accessible
                                                 place

DIVIDENDS RECEIVABLE AND INTEREST ACCRUED

Investment       Delaware     Fund Accounting    Permanently, the first two
Journal                                          years in an easily accessible
                                                 place


Dividend Master  Delaware     Fund Accounting    Permanently, the first two
File Display                                     years in an easily accessible
                                                 place


Interest File    Delaware     Fund Accounting    Permanently, the first two
Accrual                                          years in an easily accessible
Activity                                         place
Journal

(ii) Separate ledger accounts (or other records) for each portfolio security, showing (as of trade dates), (a) the quantity and unit and aggregate price for each purchase, sale, receipt, and delivery of securities and commodities for such accounts, and (b) all other debits and credits for such accounts.

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Securities positions and money balances in such ledger accounts (or other records) shall be brought forward periodically but not less frequently than at the end of fiscal quarters. Any portfolio security, the salability of which is conditioned, shall be so noted. A memorandum record shall be available setting forth, with respect to each portfolio security accounts, the amount and declaration, ex-dividend, and payment dates of each dividend declared thereon.

LN-Record        Location      Person to Contact Retention
---------        --------     -----------------  ---------

LEDGER ACCOUNT FOR EACH PORTFOLIO SECURITY

Inventory        Delaware     Fund Accounting    Permanently, the first two
(on line)                                        years in an easily accessible
                                                 place

(iii) Separate ledger accounts (or other records) for each broker-dealer, bank or other person with or through which transactions in portfolio securities are affected, showing each purchase or sale of securities with or through such persons, including details as to the date of the purchase or sale, the quantity and unit and aggregate prices of such securities, and the commissions or other compensation paid to such persons. Purchases or sales effected during the same day at the same price may be aggregated.

Broker-Dealer    Delaware     Fund Accounting    Permanently, the first two
Ledger                                           years in an easily accessible
                                                 place


(iv) Separate ledger accounts (or other records), which may be maintained by a transfer agent or registrar, showing for each shareholder of record of the investment company the number of shares of capital stock of the company held.
In respect of share accumulation accounts (arising from periodic investment plans, dividend reinvestment plans, deposit of issued shares by the owner thereof, etc.), details shall be available as to the dates and number of shares of each accumulation, and except with respect to already issued shares deposited by the owner thereof, prices of each such accumulation.

SHAREHOLDER ACCOUNTS

LNL - only       F&RM         Eric Jones         Permanently, the first two
shareholder                                      years in an easily accessible
                                                 place


(3) A securities record or ledger reflecting separately for each portfolio security as of trade date all "long" and "short" positions carried by the investment company for its own account and showing the location of all securities long and the off-setting position to all securities short. The record called for by this paragraph shall not be required in circumstances under which all portfolio securities are maintained by a bank or banks or a member or members of a national securities exchange as custodian under a custody agreement or as agent for such custodian.

SECURITIES POSITION RECORD

Maintained by    State        Mutual Funds       Permanently, the first two
Custodian of     Street       Division           years in an easily accessible
Securities       Bank and                        place
                 Trust
                 Company

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(4)  Corporate charters, certificates of incorporation or trust agreements, and bylaws, and minute books of stockholders' and directors' or trustees' meetings; and minute books of directors' or trustees' committee and advisory board or advisory committee meetings.

LN-RECORD        Location     Person to Contact  Retention
---------        --------     -----------------  ---------

CORPORATE DOCUMENTS

Corporate        Executive-   Sue Womack         Permanently, the first two
charter, cer-    Corp. Secy.                     years in an easily accessible
tificate of                                      place
incorporation.

Bylaws and       Corp. Secy. Sue Womack
minute books.

(5) A record of each brokerage order given by or in behalf of the investment company for, or in connection with, the purchase or sale of securities, whether executed or unexecuted. Such record shall include the name of the broker, the terms and conditions of the order and of any modification or cancellation thereof, the time of entry or cancellation, the price at which executed, and the time of receipt of report of execution. The record shall indicate the name of the person who placed the order in behalf of the investment company.

ORDER TICKETS

Sales Order or   Janus        Mutual Funds       Six years, the first two
Purchase Order   Capital      Division           years in an easily accessible
                                                 place

Notification     State        Mutual Funds       Six years, the first two
From (From       Street Bank  Division           years in an easily accessible
AOS Trading      and Trust                       place
System)          Company

(6) A record of all other portfolio purchase or sales showing details comparable to those prescribed in paragraph 5 above.

SHORT-TERM INVESTMENTS

Notification     State        Mutual Funds       Six years, the first two
Form (From       Street Bank  Division           years in an easily accessible
AOS S-T          and Trust                       place
System)          Company

Bank Advice      Delaware     Fund Accounting    Six years, the first two
and Issuer                                       years in an easily accessible
Confirmation                                     place


(7) A record of all puts, calls, spreads, straddles, and other options in which the investment company has any direct or indirect interest or which the investment company has granted or guaranteed; and a record of any contractual commitments to purchase, sell, receive or deliver securities or other property (but not including open orders placed with broker-dealers for the purchase or sale of securities, which may be cancelled by the company on notices without penalty or cost of any kind); containing at least an identification of the security, the number of units involved, the option price, the date of maturity, the date of issuance, and the person to whom issued.

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LN-Record        Location      Person to Contact Retention
---------        --------     -----------------  ---------

RECORD OF PUTS, CALLS, SPREADS, ETC.

Trade            Delaware     Fund Accounting    Six Years.
Notification

(8) A record of the proof of money balances in all ledger accounts (except shareholder accounts), in the form of trial balances. Such trial balances shall be prepared currently at least once a month.

TRIAL BALANCE

General Ledger   Delaware     Fund Accounting    Permanently, the first two
                                                 years in an easily accessible
                                                 place


(9) A record for each fiscal quarter, which shall be completed within 10 days after the end of such quarter, showing specifically the basis or bases upon which the allocation of orders for the purchase and sale of portfolio securities to named brokers or dealers and the division of brokerage commissions or other compensation on such purchase and sale orders among named persons were made during such quarter. The record shall indicate the consideration given to
(a) sales of shares of the investment company by brokers or dealers, (b) the supplying of services or benefits by brokers or dealers to the investment company, its investment advisor or principal underwriter or any persons affiliated therewith, and (c) any other considerations other than the technical qualifications of the brokers and the dealers as such. The record shall show the nature of their services or benefits made available, and shall describe in detail the application of any general or specific formula or other determinant used in arriving at such allocation of purchase and sales orders and such division of brokerage commissions or other compensation. The record shall also include the identifies of the person responsible for the determination of such allocation and such division of brokerage commissions or other compensation.

Brokerage        Janus        Mutual Funds       Six Years, the first two
Allocation       Capital      Division           years in an easily accessible
Report                                           place


(10) A record in the form of an appropriate memorandum identifying the person or persons, committees, or groups authorizing the purchase or sale of portfolio securities. Where an authorization is made by a committee or group, a record shall be kept in the names of its members who participated in the authorization.
 There shall be retained a part of the record required by this paragraph any memorandum, recommendation, or instruction supporting or authorizing the purchase or sale of portfolio securities. The requirements of this paragraph are applicable to the extent they are not met by compliance with the requirements of paragraph 4 of this Rule 31a1(b).

Trading          Janus        Mutual Funds       Six years, the first two
Authorization    Capital      Division           years in an easily accessible
                                                 place


Advisory         Law          Janet Lindenburg   Six years, the first two
Agreements       Division     Jeremy Sachs       years in an easily accessible
                                                 place

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(11) Files of all advisory material received from the investment advisor, any advisory board or advisory committee, or any other persons from whom the investment company accepts investment advice publications distributed generally.

LN-RECORD        Location     Person to Contact  Retention
---------        --------     -----------------  ---------

Not Applicable.

(12) The term "other records" as used in the expressions "journals (or other records of original entry)" and "ledger accounts (or other records)" shall be construed to include, where appropriate, copies of voucher checks, confirmations, or similar documents which reflect the information required by the applicable rule or rules in appropriate sequence and in permanent form, including similar records developed by the use of automatic data processing systems.

Correspondence   Product      Nancy Alford       Six years, the first two
                 Admin.                          years in an easily accessible
                 Product                         place
                 Management

Pricing Sheets   Delware      Fund Accounting    Permanently, the first two
                                                 years in an easily accessible
                                                 place


Bank State-      Delaware     Fund Accounting    Six years, the first two
ments, Can-                                      years in an easily accessible
celled Checks                                    place
and Cash
Reconcilia-
tions


                                    March 12, 1998